Exhibit 99.1

PRESS RELEASE

Selectica Reports Fourth-Quarter and Year-End Financial Results for Fiscal 2012
Company transitions its financial reporting to align with its new cloud-based business model

SAN MATEO, Calif., May 3, 2012 — Selectica, Inc. (NASDAQ: SLTC), provider of software that accelerates sales cycles and streamlines contract processes, today announced financial results for its fiscal fourth quarter and fiscal year 2012 ended March 31, 2012.

“We’re entering year two of our three-year plan to transform Selectica into a software-as-a-service (SaaS) business, and I’m pleased to say that we’re on track,” said Jason Stern, Chief Executive Officer of Selectica. “Beginning with the release of our fiscal fourth quarter earnings, we have transitioned our external reporting to more clearly represent our shift to a cloud-based business model. Although this transition has resulted in what we expect to be a short-term decrease in revenue and margins, we are now seeing strong momentum in some of the key performance indicators of cloud-based businesses, including recurring revenue, deferred revenue, and billings.”

Continued Stern, “After successfully stabilizing the business and controlling cash flow in the prior fiscal year, this year we began focusing on customer and revenue growth and began increasing investment in targeted areas to meet the growing demand for our products. These investments began to yield results in fiscal 2012, as evidenced by a 13% year-over-year increase in recurring revenue, a 13% increase in year-over-year billings, and a 56% increase in year-over-year total deferred revenue.”

Financial highlights
Beginning with its fourth-quarter and year-end results for FY2012, Selectica has made changes to its financial reporting structure that are more clearly aligned to its previously announced transition from a provider of perpetual software licenses to a provider of subscription-based (or cloud-based) software services. Instead of reporting revenues and cost of revenues from licenses and services, the company will now report recurring revenues and non-recurring revenues, as well as cost of recurring revenues and cost of non-recurring revenues. Recurring revenues include subscription license sales, maintenance revenues from previously sold perpetual licenses, and hosting revenues. Non-recurring revenues include any perpetual license sales and revenues from professional services for system implementations, enhancements, and training.

PRESS RELEASE

Selectica delivered the following fourth-quarter and year-end financial results for FY2012:

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Recurring revenue: Selectica grew recurring revenue by 3% quarter-over-quarter, from $2.2 million in Q3 FY2012 to $2.3 million in Q4 FY2012. Recurring revenue for all of FY2012 rose from $7.9 million to $8.9 million, a year-over-year increase of 13%. Sources of recurring revenue included subscriptions, maintenance, and hosting.

●
Billings: Billings for Q4 FY2012 were $5.4 million, a 21% increase over Q3 FY2012. Annual billings grew from $14.3 million in fiscal 2011 to $16.2 million in fiscal 2012, representing a 13% year-over-year increase. The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.  Please refer to the financial tables below for a reconciliation of this non-GAAP measure to GAAP.

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Deferred revenue: In Q4 FY2012, the company increased deferred revenue from $4.6 million to $6.7 million, a quarter-over-quarter increase of 46%. In addition, for fiscal 2012 the company increased deferred revenue from $4.3 million to $6.7 million, a year-over-year increase of 56%.

Business highlights
Selectica achieved great product momentum in fiscal 2012, with its increased R&D investment bearing fruit in the form of new and differentiated product offerings. Among the other steps the company took in its ongoing shift to a cloud-based business model was the strengthening of its management team. Business highlights from FY2012 include:

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Introduction of Selectica Guided Selling: In the fourth quarter of FY2012, the company introduced Selectica Guided Selling, software that makes the company’s patented sales configuration and rule modeling technology available as a cloud-based service. Selectica Guided Selling enables the salespeople and channel partners of growing, mid-tier companies to configure and price deals that move more efficiently through the pipeline and close more quickly.

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Release of Selectica CLM 5: In FY2012, the company introduced a major new release of its flagship contract management product, Selectica Contract Lifecycle Management 5. It then rolled out three follow-on releases, amplifying functionality in areas such as mobile, authoring, reporting, and e-signature.

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Global settlement with Versata Enterprises: In FY2012, Selectica entered into a comprehensive settlement agreement with Versata Enterprises to close out all prior claims between the two companies. The agreement included a mutual cross license of patents, a mutual release of claims against the other, and a mutual covenant not to sue, restricting future claims.

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Recognition by Forrester Research as leader in sell-side contract management: Also in FY2012, Forrester Research recognized Selectica as “a perfect fit for those companies focused on the sell-side, seeking a subscription model, and/or running salesforce.com” in its product evaluation report, The Forrester Wave™: Contract Life-Cycle Management, Q2 2011.

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Growth of leadership team: As part of its ongoing transition to being a cloud-based solutions provider, Selectica strengthened its leadership team in FY2012, adding professionals who have demonstrated success in developing, delivering, marketing, and selling cloud software to growing, mid-tier organizations and who have the experience and skills to help the company achieve its growth objectives.

Additional results
Total revenues for the fourth quarter of fiscal 2012 were $3.2 million compared to $3.3 million for the third quarter of fiscal 2012 and $3.7 million for the fourth quarter of fiscal 2011. For the full year fiscal 2012, Selectica reported revenue of $13.8 million, compared to $14.5 million for the full year fiscal 2011.

Net loss for the fourth quarter of fiscal 2012 was $2.2 million, or $(0.78) per share, compared to a net loss of $1.4 million, or $(0.52) per share, in the third quarter of fiscal 2012 and net loss of $353,000, or $(0.12) per share, in the fourth quarter of fiscal 2011. Net loss for the full year fiscal 2012 was $6.3 million, or $(2.25) per share, compared to a net loss of $1.5 million, or $(0.53) per share for the full year fiscal 2011.

Complete financial results for the fiscal fourth quarter and fiscal year 2012 can be found in the attached financial tables.

About Selectica, Inc.
Selectica, Inc. (NASDAQ: SLTC) develops innovative software that the world’s most successful companies rely on to improve the effectiveness of their sales and contracting processes. Our guided selling, sales configuration, and contract lifecycle management solutions support the Global 2000 and growing mid-size firms in closing billions of dollars’ worth of business each year. Our patented technology, delivered through the cloud, makes it easy for customers in industries like high-tech, telecommunications, manufacturing, healthcare, financial services, and government contracting to overcome product and channel complexity, increase deal value, and accelerate time to revenue. For more information, visit www.selectica.com.

Non-GAAP financial measures
Selectica provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand the company's past financial performance and future results, the company is providing non-GAAP financial measures to supplement the financial results that it provides in accordance with GAAP. The method the company uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies.

PRESS RELEASE

Forward-looking statements
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica's products and services; government policies and regulations, including, but not limited to those affecting the company's industry; and risks related to the company's past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K, filed by the company with the Securities and Exchange Commission.

Media contacts
Judy Radlinsky
Tanis Communications
(408) 295-4309 x119
judy.radlinsky@taniscomm.com

Jordan McMahon
Selectica
(650) 532-1520
pr@selectica.com

Investor contact
Todd Spartz
Selectica
(650) 532-1540
ir@selectica.com

SELECTICA, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011

Revenues:
Recurring revenues	$2,337	$2,030	$8,930	$7,937
Non-recurring revenues	905	1,706	4,857	6,586
Total revenues	3,242	3,736	13,787	14,523

Cost of revenues:
Recurring cost of revenues	227	242	986	823
Non-recurring cost of revenues	1,208	973	4,567	4,081
Total cost of revenues	1,435	1,215	5,553	4,904

Gross profit:
Recurring gross profit	2,110	1,788	7,944	7,114
Non-recurring gross profit	(303)	733	290	2,505
Total gross profit	1,807	2,521	8,234	9,619

Operating expenses:
Research and development	886	793	3,394	2,998
Sales and marketing	2,135	1,231	6,247	4,366
General and administrative	928	814	3,767	3,564
Fees related to comprehensive settlement agreement	-	-	500	-
Total operating expenses	3,949	2,838	13,908	10,928

Loss from operations	(2,142)	(317)	(5,674)	(1,309)

Loss on early extinguishment of note payable	-	-	470	-
Interest and other income (expense), net	(17)	(36)	(123)	(173)

Loss before provision for income taxes	(2,159)	(353)	(6,267)	(1,482)
Provision for income taxes	-	-	-	4
Net loss	$(2,159)	$(353)	$(6,267)	$(1,486)

Basic and diluted net loss per share	$(0.78)	$(0.12)	$(2.25)	$(0.53)

Reconciliation to non-GAAP net loss:
Net loss	$(2,159)	$(353)	$(6,267)	$(1,486)
Loss on early extinguishment of note payable	-	-	470	-
Fees related to comprehensive settlement agreement	-	-	500	-
Non-GAAP net loss	$(2,159)	$(353)	$(5,297)	$(1,486)

Non-GAAP basic and diluted net loss per share	$(0.78)	$(0.12)	$(1.90)	$(0.53)

Weighted average shares outstanding for basic and diluted net loss per share	2,759	2,831	2,787	2,821

SELECTICA, INC.
 Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2012	March 31, 2011

ASSETS
Current assets
Cash and cash equivalents	$15,877	$16,822
Short-term investments	199	199
Accounts receivable	2,446	2,695
Prepaid expenses and other current assets	531	450
Total current assets	19,053	20,166

Property and equipment, net	362	423
Other assets	39	-
Total assets	$19,454	$20,589

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$6,000	$-
Current portion of note payable to Versata	-	786
Accounts payable	395	813
Accrued payroll and related liabilities	1,771	448
Other accrued liabilities	88	98
Deferred revenue	5,394	3,746
Total current liabilities	13,648	5,891
Note payable to Versata	-	3,482
Long-term deferred revenue	1,327	574
Other long-term liabilities	41	-
Total liabilities	15,016	9,947

Stockholders' equity	4,438	10,642
Total liabilities and stockholders' equity	$19,454	$20,589

SELECTICA, INC.
 Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	March 31, 2012	March 31, 2011

Operating activities
Net loss	$(6,267)	$(1,486)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	261	321
Loss on disposition of property and equipment	13	2
Stock-based compensation expense	599	435
Changes in assets and liabilities:
Accounts receivable (net)	249	1,547
Prepaid expenses and other current assets	(81)	88
Other assets	(39)	24
Accounts payable	(418)	204
Accrual for restructuring liability	-	(7)
Accrued payroll and related liabilities	1,322	(35)
Other accrued liabilities and long term liabilities	31	835
Deferred revenues	2,401	(754)
Net cash (used in) provided by operating activities	$(1,929)	$1,174

Investing activities
Purchase of capital assets	(215)	(209)
Proceeds from sale of fixed assets	2	-
Purchase of short-term investments	(1,398)	(4,351)
Proceeds from maturities of short-term investments	1,398	4,350
Net cash used in investing activities	$(213)	$(210)

Financing activities
Payments on note payable to Versata	(4,268)	(800)
Common stock issuance costs, net	-	(275)
Borrowings under credit facility	6,000	-
Purchase of treasury shares	(472)	-
Repurchases of common stock, net	(63)	(24)
Net cash provided by (used in) financing activities	$1,197	$(1,099)

Net decrease in cash and cash equivalents	(945)	(135)
Cash and cash equivalents at beginning of the period	16,822	16,957
Cash and cash equivalents at end of the period	$15,877	$16,822

SELECTICA, INC.
Billings Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2012	December 31 2011	March 31, 2012	March 31, 2011

Total revenues	$3,242	$3,259	$13,787	$14,523
Deferred revenue:
End of period	6,721	4,544	6,721	4,320
Beginning of period	4,544	3,338	4,320	4,527
Change in deferred revenue	2,177	1,206	2,401	(207)
Total billings (total revenues plus the change in deferred revenue)	$5,419	$4,465	$16,188	$14,316